Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On December 21, 2021, Continental Resources, Inc. (“Continental” or the “Company”) closed the previously announced purchase and sale agreement dated November 1, 2021 (the “Purchase Agreement”) with certain subsidiaries of Pioneer Natural Resources Company (“Pioneer” or the “Seller”), in which the Company purchased: (a) 100% of the issued and outstanding limited liability company interests of Jagged Peak Energy LLC, which in turn owns 100% of the issued and outstanding limited liability company interests of Parsley SoDe Water LLC; and (b) certain oil and gas assets and properties in the Permian Basin of Texas (collectively, the “Pioneer Acquisition”).

The purchase price paid to the Seller was approximately $3.06 billion in cash, representing a $3.25 billion purchase price less customary closing adjustments made pursuant to the Purchase Agreement. The Company funded the purchase price through a combination of cash on hand, borrowings on its credit facility totaling $500 million, and the issuance of senior notes totaling $1.6 billion. The increase in credit facility borrowings and proceeds received from the issuance of senior notes are collectively referred to as the “related financing”.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 presented below have been prepared based on Continental’s historical Consolidated Statements of Operations for such periods and the historical Statements of Revenues and Direct Operating Expenses of properties acquired in the Pioneer Acquisition, and were prepared as if the Pioneer Acquisition and related financing had occurred on January 1, 2020. Certain historical amounts of Pioneer have been reclassified to conform to Continental’s financial statement presentation. The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2021 presented below was prepared based on Continental’s historical Consolidated Balance Sheet at September 30, 2021 and was prepared as if the Pioneer Acquisition and related financing had occurred on September 30, 2021.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Pioneer Acquisition and related financing occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. In Continental’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Pioneer Acquisition and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the audited consolidated financial statements and accompanying notes of Continental contained in Continental’s Annual Reports on Form 10-K for the years ended December 31, 2021 and 2020;

•	the unaudited consolidated financial statements and accompanying notes of Continental contained in Continental’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021; and

•	the historical statements of revenues and direct operating expenses and related notes thereto for the properties acquired in the Permian Acquisition, which are included elsewhere in this filing.

Continental Resources, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

	Historical
In thousands	Continental As Reported	Pioneer Acquisition and Related Financing			Pro Forma Combined
Assets
Current assets:
Cash and Receivables, net	$1,841,482	$(972,996)	(a	)	$871,475
		2,989	(b	)
Derivative assets	314	—			314
Inventories	119,285	—			119,285
Prepaid expenses and other	17,561	—			17,561

Total current assets	1,978,642	(970,007)			1,008,635
Net property and equipment, based on successful efforts method of accounting	13,475,204	3,095,229	(b	)	16,570,433
Operating lease right-of-use assets	19,368	2,363	(b	)	21,731
Derivative assets, noncurrent	1,773	—			1,773
Other noncurrent assets	31,176	—			31,176

Total assets	$15,506,163	$2,127,585			$17,633,748

Liabilities and equity
Current liabilities:
Accounts payable trade	$527,268	$—			$527,268
Revenues and royalties payable	510,986	13,932	(b	)	524,918
Accrued liabilities and other	230,488	7,514	(b	)	251,922
		13,920	(d	)
Derivative liabilities	131,616	—			131,616
Current portion of operating lease liabilities	1,895	—			1,895
Current portion of long-term debt	2,306	—			2,306

Total current liabilities	1,404,559	35,366			1,439,925
Long-term debt, net of current portion	4,741,729	2,087,776	(c	)	6,829,505
Other noncurrent liabilities:
Deferred income tax liabilities, net	1,911,270	—			1,911,270
Asset retirement obligations, net of current portion	192,788	16,000	(b	)	208,788
Derivative liabilities, noncurrent	2,172	—			2,172
Operating lease liabilities, net of current portion	17,326	2,363	(b	)	19,689
Other noncurrent liabilities	15,253	—			15,253

Total other noncurrent liabilities	2,138,809	18,363			2,157,172

Equity:
Preferred stock	—	—			—
Common stock	3,656	—			3,656
Additional paid-in capital	1,174,755	—			1,174,755
Retained earnings	5,670,478	(13,920)	(d	)	5,656,558

Total shareholders’ equity attributable to Continental Resources	6,848,889	(13,920)			6,834,969
Noncontrolling interests	372,177	—			372,177

Total equity	7,221,066	(13,920)			7,207,146

Total liabilities and equity	$15,506,163	$2,127,585			$17,633,748

See accompanying notes to unaudited pro forma condensed combined financial information

Continental Resources, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2021

	Historical		Conforming and
	Continental	Pioneer	Acquisition			Pro Forma
In thousands, except per share data	As Reported	Acquisition (a)	Adjustments			Combined
Revenues:
Crude oil and natural gas sales	$3,986,628	$692,305	$—			$4,678,933
Loss on derivative instruments, net	(232,795)	—	—			(232,795)
Crude oil and natural gas service operations	38,519	—	—			38,519

Total revenues	3,792,352	692,305	—			4,484,657

Operating costs and expenses:
Production expenses	292,791	74,718	(6,697)	(b	)	360,812
Production taxes	280,667	41,694	—			322,361
Transportation expenses	156,670	—	6,697	(b	)	163,367
Exploration expenses	9,470	—	—			9,470
Crude oil and natural gas service operations	15,037	—	—			15,037
Depreciation, depletion, amortization and accretion	1,446,823	—	142,661	(c	)	1,589,484
Property impairments	30,991	—	—			30,991
General and administrative expenses	166,822	—	—			166,822
Net gain on sale of assets and other	(3,496)	—	—			(3,496)

Total operating costs and expenses	2,395,775	116,412	142,661			2,654,848

Income (loss) from operations	1,396,577	575,893	(142,661)			1,829,809
Other income (expense):
Interest expense	(185,796)	—	(38,617)	(d	)	(224,413)
Gain (loss) on extinguishment of debt	(290)	—	—			(290)
Other	895	—	—			895

	(185,191)	—	(38,617)			(223,808)

Income (loss) before income taxes	1,211,386	575,893	(181,278)			1,606,001
Provision for income taxes	(291,116)	—	(96,681)	(e	)	(387,797)

Net income (loss)	920,270	575,893	(277,959)			1,218,204
Net income attributable to noncontrolling interests	1,975	—	—			1,975

Net income (loss) attributable to Continental Resources	$918,295	$575,893	$(277,959)			$1,216,229

Net income per share attributable to Continental Resources:
Basic	$2.54					$3.37
Diluted	$2.52					$3.34

Weighted Average Common Shares Outstanding:
Basic	360,899					360,899
Diluted	364,479					364,479

See accompanying notes to unaudited pro forma condensed combined financial information

Continental Resources, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Historical		Conforming and
	Continental	Pioneer	Acquisition			Pro Forma
In thousands, except per share data	As Reported	Acquisition (a)	Adjustments			Combined
Revenues:
Crude oil and natural gas sales	$2,555,434	$587,401	$—			$3,142,835
Loss on derivative instruments, net	(14,658)	—	—			(14,658)
Crude oil and natural gas service operations	45,694	—	—			45,694

Total revenues	2,586,470	587,401	—			3,173,871

Operating costs and expenses:
Production expenses	359,267	105,455	(4,045)	(b	)	460,677
Production taxes	192,718	44,045	—			236,763
Transportation expenses	196,692	—	4,045	(b	)	200,737
Exploration expenses	17,732	—	—			17,732
Crude oil and natural gas service operations	18,294	—	—			18,294
Depreciation, depletion, amortization and accretion	1,880,959	—	226,221	(c	)	2,107,180
Property impairments	277,941	—	—			277,941
Acquisition costs	—	—	13,920	(f	)	13,920
General and administrative expenses	196,572	—	—			196,572
Net loss on sale of assets and other	187	—	—			187

Total operating costs and expenses	3,140,362	149,500	240,141			3,530,003

Income (loss) from operations	(553,892)	437,901	(240,141)			(356,132)
Other income (expense):
Interest expense	(258,240)	—	(51,483)	(d	)	(309,723)
Gain (loss) on extinguishment of debt	35,719	—	—			35,719
Other	1,662	—	—			1,662

	(220,859)	—	(51,483)			(272,342)

Income (loss) before income taxes	(774,751)	437,901	(291,624)			(628,474)
(Provision) benefit for income taxes	169,190	—	(35,838)	(e	)	133,352

Net income (loss)	(605,561)	437,901	(327,462)			(495,122)
Net income (loss) attributable to noncontrolling interests	(8,692)	—	—			(8,692)

Net income (loss) attributable to Continental Resources	$(596,869)	$437,901	$(327,462)			$(486,430)

Net loss per share attributable to Continental Resources:
Basic	$(1.65)					$(1.35)
Diluted	$(1.65)					$(1.35)

Weighted Average Common Shares Outstanding:
Basic	361,538					361,538
Diluted	361,538					361,538

See accompanying notes to unaudited pro forma condensed combined financial information

Continental Resources, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The accompanying pro forma condensed combined financial information was prepared based on the historical consolidated financial statements of Continental and the historical statements of revenues and direct operating expenses of the properties acquired in the Pioneer Acquisition. The Pioneer Acquisition was accounted for using the acquisition method under ASC Topic 805, Business Combinations, which requires all assets acquired and liabilities assumed to be recorded at fair value at the acquisition date. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 were prepared assuming the Pioneer Acquisition and related financing occurred on January 1, 2020. The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2021 was prepared as if the Pioneer Acquisition and related financing had occurred on September 30, 2021.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Pioneer Acquisition and related financing occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. In Continental’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made. The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company. Actual results may differ materially from the assumptions and estimates contained herein.

Note 2. Pro Forma Adjustments

The pro forma adjustments are based on currently available information and certain estimates and assumptions that Continental believes provide a reasonable basis for presenting the significant effects of the Pioneer Acquisition and related financing. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments have been made to the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021 to reflect the allocation of the fair value of the assets acquired and liabilities assumed for the Pioneer Acquisition and the related financing:

(a) Represents a decrease in cash of $3.06 billion for the final purchase price of the Pioneer Acquisition, partially offset by $1.59 billion of net proceeds from the issuance of senior notes and $500 million of credit facility borrowings incurred to fund a portion of the acquisition.

(b) Represents the allocation of the fair value of the assets acquired and liabilities assumed as follows:

(In thousands)
Assets acquired
Receivables	$2,989
Net property and equipment	3,095,229
Operating lease right-of-use assets	2,363

Total assets acquired	$3,100,581

Liabilities assumed
Revenues and royalties payable	$13,932
Accrued liabilities and other	7,514
Asset retirement obligations	16,000
Operating lease liabilities	2,363

Total liabilities assumed	$39,809

Net assets acquired	$3,060,772

Continental Resources, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Provisional fair value measurements have been made by the Company for acquired assets and liabilities, and adjustments to those measurements may be made in subsequent periods (up to one year from the acquisition date) as additional information necessary to complete the fair value analysis is obtained. The fair values of proved and unproved properties acquired were measured using discounted cash flow valuation techniques based on inputs that are not observable in the market and, as such, are considered Level 3 fair value measurements. Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

For income tax purposes, the Pioneer Acquisition will be treated as an asset purchase such that the tax basis in the assets and liabilities will generally reflect the allocated fair value at closing. Therefore, the Company does not anticipate a material tax consequence for deferred income taxes related to the Pioneer Acquisition.

(c) Represents $500 million of credit facility borrowings incurred and $1.6 billion of new senior notes issued to fund a portion of the Pioneer Acquisition, net of $11.6 million in initial purchasers’ fees and $0.6 million in original issue discount.

(d) Represents legal and advisory fees incurred in conjunction with the Pioneer Acquisition during the fourth quarter of 2021. These costs are reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as an increase to accrued liabilities and other with a corresponding impact to retained earnings.

Unaudited Pro Forma Condensed Combined Statements of Operations

The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 reflect the following adjustments:

(a) Represents historical revenues and direct operating expenses of the crude oil and natural gas properties acquired in the Pioneer Acquisition.

(b) Represents the reclassification of transportation expenses from Production Expenses to Transportation Expenses to conform historical Pioneer direct operating expenses to Continental’s presentation method.

(c) Represents incremental depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired and increased accretion expense from new asset retirement obligations recognized as a result of the Pioneer Acquisition. The DD&A adjustment was calculated primarily using the unit-of-production method under the successful efforts method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(d) Represents the following adjustments to interest expense resulting from interest and related amortization of initial debt discount and issuance costs.

In thousands	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Interest expense on new 2.268% senior notes due 2026	$13,608	$18,144
2.268% senior notes issuance cost amortization	1,103	1,439
Interest expense on new 2.875% senior notes due 2032	17,250	23,000
2.875% senior notes discount amortization	511	664
2.875% senior notes issuance cost amortization	40	52
Interest expense on credit facility borrowings	6,105	8,184

Total acquisition adjustments to interest expense	$38,617	$51,483

Continental Resources, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The interest expense for the credit facility reflects a rate of 1.61% as of year-end 2021. Actual interest expense may be higher or lower depending on fluctuations in interest rates and other market conditions. A one-eighth percent increase or decrease in the interest rate would result in a change in interest expense of approximately $0.5 million for the nine months ended September 30, 2021 and approximately $0.6 million for the year ended December 31, 2020.

(e) Represents the application of Continental’s statutory tax rate of 24.5% to the pre-tax amount of Pioneer Acquisition and pro-forma adjustments.

(f) Represents legal and advisory fees incurred in conjunction with the Pioneer Acquisition. Such fees were incurred in the fourth quarter of 2021 and have been reflected in the pro-forma adjustments as if they had been incurred on January 1, 2020.

Note 3. Supplemental Crude Oil and Natural Gas Information

Estimated Quantities of Proved Crude Oil and Natural Gas Reserves

The following tables present information regarding net proved crude oil and natural gas reserves attributable to Continental’s interests in proved properties as of December 31, 2020. In addition, the following tables also set forth information as of December 31, 2020 about the estimated net proved crude oil and natural gas reserves attributable to the Pioneer Acquisition, and the pro forma combined net proved crude oil and natural gas reserves as if the Pioneer Acquisition had occurred on January 1, 2020. The proved reserve estimates attributable to the Pioneer Acquisition at December 31, 2020 presented in the table below were prepared based upon information provided by the Seller. The following pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Pioneer Acquisition taken place on January 1, 2020, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered.

	Crude Oil (MBbls)
Estimates of Proved Reserves	As Reported	Pioneer Acquisition	Pro Forma Combined
Proved reserves as of January 1, 2020	760,187	61,646	821,833
Revisions of previous estimates	(249,845)	(22,465)	(272,310)
Extensions, discoveries and other additions	42,106	14,446	56,552
Production	(58,745)	(15,561)	(74,306)
Sales of minerals in place	—	(2,810)	(2,810)
Purchases of minerals in place	3,272	78,567	81,839

Proved reserves as of December 31, 2020	496,975	113,823	610,798

Proved Developed Reserves
January 1, 2020	336,405	44,038	380,443
December 31, 2020	281,906	104,486	386,392

Proved Undeveloped Reserves
January 1, 2020	423,782	17,608	441,390
December 31, 2020	215,069	9,337	224,406

Continental Resources, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Information

	Natural Gas (MMcf)
Estimates of Proved Reserves	As Reported	Pioneer Acquisition	Pro Forma Combined
Proved reserves as of January 1, 2020	5,154,471	74,071	5,228,542
Revisions of previous estimates	(1,530,174)	(18,737)	(1,548,911)
Extensions, discoveries and other additions	295,686	14,389	310,075
Production	(306,528)	(14,581)	(321,109)
Sales of minerals in place	—	(2,297)	(2,297)
Purchases of minerals in place	27,269	72,663	99,932

Proved reserves as of December 31, 2020	3,640,724	125,508	3,766,232

Proved Developed Reserves
January 1, 2020	2,226,117	48,763	2,274,880
December 31, 2020	2,073,011	117,079	2,190,090

Proved Undeveloped Reserves
January 1, 2020	2,928,354	25,308	2,953,662
December 31, 2020	1,567,713	8,429	1,576,142

	Natural Gas Liquids (MBbls)
Estimates of Proved Reserves	As Reported (a)	Pioneer Acquisition	Pro Forma Combined
Proved reserves as of January 1, 2020	—	15,091	15,091
Revisions of previous estimates	—	(1,775)	(1,775)
Extensions, discoveries and other additions	—	3,451	3,451
Production	—	(3,431)	(3,431)
Sales of minerals in place	—	(381)	(381)
Purchases of minerals in place	—	14,825	14,825

Proved reserves as of December 31, 2020	—	27,780	27,780

Proved Developed Reserves
January 1, 2020	—	10,009	10,009
December 31, 2020	—	25,940	25,940

Proved Undeveloped Reserves
January 1, 2020	—	5,082	5,082
December 31, 2020	—	1,840	1,840

(a)	Continental has not historically reported proved reserves for natural gas liquids.

Continental Resources, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Information

	Total Equivalent Reserves (MBoe)
Estimates of Proved Reserves	As Reported	Pioneer Acquisition	Pro Forma Combined
Proved reserves as of January 1, 2020	1,619,265	89,081	1,708,346
Revisions of previous estimates	(504,874)	(27,362)	(532,236)
Extensions, discoveries and other additions	91,387	20,295	111,682
Production	(109,833)	(21,422)	(131,255)
Sales of minerals in place	—	(3,574)	(3,574)
Purchases of minerals in place	7,817	105,503	113,320

Proved reserves as of December 31, 2020	1,103,762	162,521	1,266,283

Proved Developed Reserves
January 1, 2020	707,424	62,173	769,597
December 31, 2020	627,407	149,940	777,347

Proved Undeveloped Reserves
January 1, 2020	911,841	26,908	938,749
December 31, 2020	476,355	12,581	488,936

The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved crude oil and natural gas reserves of Continental and of the properties acquired in the Pioneer Acquisition on a pro forma combined basis as of December 31, 2020. The Pro Forma Combined Standardized Measure shown below represents estimates only and should not be construed as the market value of either Continental’s crude oil and natural gas reserves or the acquired crude oil and natural gas reserves attributable to the Pioneer Acquisition.

	As of December 31, 2020
In millions	As Reported	Pioneer Acquisition	Pro Forma Combined
Future cash inflows	$21,335	$4,363	$25,698
Future production costs	(7,751)	(1,400)	(9,151)
Future development and abandonment costs	(3,951)	(161)	(4,112)
Future income taxes	(725)	(48)	(773)

Future net cash flows	8,908	2,754	11,662
10% annual discount for estimated timing of cash flows	(4,254)	(1,465)	(5,719)

Standardized measure of discounted future net cash flows	$4,654	$1,289	$5,943

Continental Resources, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The following table sets forth the changes in the Standardized Measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Continental and of the Pioneer Acquisition on a pro forma combined basis for the year ending December 31, 2020:

	Year Ended December 31, 2020
In millions	As Reported	Pioneer Acquisition	Pro Forma Combined
Standardized measure of discounted future net cash flows at January 1	$10,462	$1,014	$11,476
Extensions, discoveries and improved recoveries, less related costs	188	196	384
Revisions of previous quantity estimates	(2,952)	(55)	(3,007)
Changes in estimated future development and abandonment costs	4,760	—	4,760
Purchases (sales) of minerals in place, net	54	1,376	1,430
Net change in prices and production costs	(6,912)	(1,072)	(7,984)
Accretion of discount	1,184	116	1,300
Sales of crude oil and natural gas produced, net of production costs	(1,807)	(425)	(2,232)
Development costs incurred during the period	863	9	872
Change in timing of estimated future production and other	(2,325)	17	(2,308)
Change in income taxes	1,139	113	1,252

Net change	(5,808)	275	(5,533)

Standardized measure of discounted future net cash flows at December 31	$4,654	$1,289	$5,943